Exhibit 10.2

Execution Version

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: August 16, 2026

Original Principal Amount: $5,000,000

SENIOR SECURED CONVERTIBLE NOTE

DUE AUGUST 16, 2027

THIS SENIOR SECURED CONVERTIBLE NOTE is one of a series of duly authorized and validly issued Senior Secured Notes of FingerMotion, Inc., a Delaware corporation (the “Company”), having its principal place of business at c/o FingerMotion, Inc. 111 Somerset Road, Level 3, Singapore 238164, designated as its Senior Secured Convertible Note due August 16, 2027 (this note, the “Note” and, collectively with the other notes of such series, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to Alto Opportunity Master Fund, SPC –Segregated Master Portfolio B or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the Outstanding Value on August 16, 2027 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then Outstanding Principal Amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Alternate Conversion Date” shall have the meaning set forth in Section 8(b)(ii).

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“Alternate Conversion Price” means the lesser of (but not lower than the prevailing Floor Price): (i) the Fixed Conversion Price then in effect; (ii) 80% of the lowest daily VWAP during the seven (7) consecutive Trading Days ending on and including the applicable Alternate Conversion Date; and (iii) 80% of the lowest daily VWAP during the seven (7) consecutive Trading Days ending on and including the first Trading Day of the applicable Event of Default Redemption Right Period.

“Acquisition” means the acquisition by the Company or any Subsidiary of another Person or all or substantially all of the assets of another Person (or any business unit thereof).

“Applicable Rate” means (a) if no Event of Default has occurred and is continuing, a per annum rate of zero percent (0%) and (b) if an Event of Default has occurred and is continuing, a per annum rate of twelve percent (12%).

“Available Cash” means, with respect to any date of determination, an amount equal to the aggregate amount of the cash and Cash Equivalents of the Company and its Subsidiaries (excluding for this purpose cash held in restricted accounts or otherwise unavailable for unrestricted use by the Company or any of its Subsidiaries for any reason) as of such date of determination.

“Average Cash Burn” means, with respect to Company and its Subsidiaries as of any date in question, an amount equal to the negative change in Available Cash for the trailing three (3) month period immediately preceding such date divided by three (3).

“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, restructuring or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof, (b) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any material part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Subsidiary thereof calls a meeting of all of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Business Day” shall have the meaning assigned to such term in the Purchase Agreement.

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

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“Cash Equivalents” means, as at any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date, (b) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Holder or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000, and (c) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a)above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Change of Control Put Notice” shall have the meaning set forth in Section 6(b).

“Change of Control Put Right” shall have the meaning set forth in Section 6(b).

“Change of Control Put Period” shall have the meaning set forth in Section 6(b).

“Change of Control Transaction” means the occurrence after the Original Issue Date of any of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of shares of the Company, by contract or otherwise) of in excess of 50% of the voting shares of the Company (other than by means of conversion or exercise of the Note and the Securities issued together with the Note), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the shareholders of the Company immediately prior to such transaction (directly or indirectly) own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, or (c) the Company, directly or indirectly, sells or transfers all or substantially all of its assets to another Person other than parties to the Security Documents reasonably satisfactory to the Collateral Agent.

“Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as reasonably determined by the Company in good faith. Subject to Section 4(d), if the Holder shall object to any such fair market value determination by the Company, then such dispute shall be resolved in accordance with the procedures in Section 25. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

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“Code” means the Internal Revenue Code of 1986, as amended .

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Failure” has the meaning set in Section 4(c)(iii).

“Conversion Notice” shall have the meaning set forth in Section 4(a).

“Conversion Price” means, as applicable, the Fixed Conversion Price, the Redemption Conversion Price or the Alternate Conversion Price.

“Conversion Shares” means shares of Common Stock issued or issuable upon any conversion of this Note.

“Cure Period” has the meaning given in Section 8(a)(ii).

“Disqualified Stock” shall mean, with respect to any Person, any equity interests of such Person that, by their terms (or by the terms of any security or other equity interests into which such equity interests are convertible or exchangeable) or upon the happening of any event or condition (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Note) (a) matures or is mandatorily redeemable for cash, pursuant to a sinking fund obligation or otherwise, (b) is redeemable for cash at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other equity interests that would constitute Disqualified Stock, in each case, prior to the Maturity Date. Notwithstanding the foregoing: (i) any equity interests issued to any employee or to any plan for the benefit of employees of the Company or the Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of equity interests of such Person that by its terms provides that obligations thereunder will be satisfied by delivery of shares of Common Stock shall not be deemed to be Disqualified Stock.

“DWAC Eligible” means that (a) the shares of Common Stock are eligible at DTC for full services pursuant to DTC’s Operational Arrangements, including transfer through DTC’s DWAC system, (b) the Company has been approved (without revocation) by the DTC’s underwriting department, (c) the Transfer Agent is approved as an agent in the DTC/FAST Program, (d) the Conversion Shares are otherwise eligible for delivery via DWAC, and (e) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

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“Early Redemption Premium” means 115%

“Effectiveness Deadline” has the meaning given such term in the Registration Rights Agreement.

“Event of Default” shall have the meaning set forth in Section 8(a).

“Event of Default Redemption Right Period” has the meaning set forth in Section 8(b).

“Exchange Cap” shall have the meaning set forth in Section 4(e).

“Exchange Cap Allocation” shall have the meaning set forth in Section 4(e).

“Fixed Conversion Price” means a price equal to $0.35 per share, subject to adjustment as provided in Section 5 (but not lower than the prevailing Floor Price).

“Floor Price” means 20% of the “Minimum Price” (as defined in Nasdaq Listing Rule 5635) on the trading day prior to the date of the Purchase Agreement, which is initially $0.06 (subject to adjustment for stock splits, Stock Dividends or stock combinations); provided that the Floor Price shall automatically reset (a “Floor Price Reset”) on each date that is six (6) months after the date of the Purchase Agreement (and each successive 6 month anniversary thereafter) (each, a “Floor Price Reset Date”) to equal 20% of the “Minimum Price” (as defined in the rules and regulations of the Nasdaq Stock Market) on the Trading Day immediately preceding such Floor Price Reset Date. In addition, the Company may voluntarily reduce (and only reduce) the Floor Price in its sole discretion by providing written notice of such reduction to the Holder.

“Floor Price Condition” means if, at any time, the Redemption Conversion Price (disregarding, for purposes of this definition, the proviso to the definition of Redemption Conversion Price) is below the Floor Price for five (5) or more Trading Days out of any seven (7) consecutive Trading Day Period. The existence of a Floor Price condition shall only be deemed to have been cured and no longer continuing following the reduction of the Floor Price pursuant to a Floor Price Reset.

“Freely Tradable” means that the Conversion Shares (i) can be traded by a holder thereof that is not an Affiliate of the Company and has not been an Affiliate of the Company for the immediately preceding 90 days, or pursuant to an effective Registration Statement and (ii) are issued upon conversion of this Note free of restrictive legends.

“Fundamental Transaction” shall have the meaning set forth in Section 5.

“Holder” or “Holders” means the persons in whose name the Notes are registered on the Note Register.

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“Indebtedness” of a Person shall include (a) all obligations for borrowed money or the deferred purchase price of property or services including without limitation, merchant cash advances (excluding trade accounts payable incurred in the ordinary course of business), (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, surety bonds, bankers acceptances, currency swap agreements, interest rate hedging agreements, interest rate swaps or other financial products, (c) all capital lease obligations (as determined in accordance with U.S. GAAP), (d) all obligations or liabilities secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed by such Person, (e) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheets of such Person (excluding trade accounts payable incurred in the ordinary course of business), (f) Disqualified Stock, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other Person.

“Investments” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition (including by merger) of equity interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitutes a business unit or all or a substantial part of the business of, such Person.

“Liens” means any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries.

“Monthly Redemption Conversion Amount” means, with respect to any Monthly Redemption Conversion Period, the portion of Outstanding Value designated by the Holder for conversion.

“Monthly Redemption Conversion Period” means (i) for the initial period, the time commencing on the date that is seven (7) days following the Effectiveness Deadline and ending following the market close on the last Trading Day of such calendar month, and (ii) thereafter, each period beginning on the first Trading Day of the following calendar month and ending on the last Trading Day of such calendar month.

“Moody’s” means Moody’s Investor Services, Inc.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Note Register” shall have the meaning set forth in Section 2(b).

“Optional Redemption” shall have the meaning set forth in Section 6(a).

“Optional Redemption Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice Date” shall have the meaning set forth in Section 6(a).

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“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.

“Outstanding Principal Amount” means, at the time of determination, the Original Principal Amount outstanding after giving effect to any conversions, redemptions or payments pursuant to the terms hereof.

“Outstanding Value”, as of any time of determination, means the Outstanding Principal Amount of this Note, accrued and unpaid interest and accrued and unpaid on such Outstanding Principal Amount, interest and any other unpaid amounts pursuant to the Transaction Documents, in each case, as of such time of determination.

“Participant Register” shall have the meaning set forth in Section 2(b).

“Permitted Dispositions” means (a) sales of inventory and product in the ordinary course of business and (b) dispositions of worn out, obsolete, surplus or unneeded equipment or other property in the ordinary course of business.

“Permitted Indebtedness” means (a) the Indebtedness evidenced by the Note and the other Transaction Documents, (b) the Indebtedness existing on the Original Issue Date and disclosed in the SEC Reports (as defined in the Purchase Agreement), (c) unsecured Indebtedness incurred in the ordinary course of business and not exceeding $500,000 in the aggregate at any time outstanding, and (d) Indebtedness incurred in the ordinary course of business in respect of credit cards in an amount not to exceed $50,000 at any one time in the aggregate.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens in favor of Holder or the Collateral Agent, (b) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP, (c) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, and (d) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings.

“Principal Market” means the principal Trading Market for the shares of Common Stock.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of August 16, 2026, among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Redemption Conversion” has the meaning set forth in Section 2(d)(i).

“Redemption Conversion Price” means a price equal to the lesser of: (i) the Fixed Conversion Price then in effect; (ii) 90% of the lowest daily VWAP during the seven (7) consecutive Trading Days ending on and including the applicable date of the applicable Redemption Conversion; and (iii) 90% of the lowest daily VWAP during the seven (7) consecutive Trading Days ending on and including the first Trading Day of the applicable Monthly Redemption Conversion Period; provided, that the Redemption Conversion Price shall not be less than the Floor Price.

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“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, among the Company and the original Holders, in the form of Exhibit B attached to the Purchase Agreement.

“Registration Statement” means an effective Registration Statement (as defined in the Registration Rights Agreement) covering the resale of a number of Conversion Shares equal to the Required Reserve Amount under the Securities Act filed by the Company pursuant to the Registration Rights Agreement.

“Required Reserve Amount” has the meaning set forth in Section 4(c)(vi).

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Stock Dividend” means the Company’s issuance of solely shares of Common Stock as a dividend or distribution on all or substantially all shares of Common Stock.

“Successor Entity” shall have the meaning set forth in Section 5(a).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the shares of Common Stock are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Trading Market Default” shall have the meaning set forth in Section 8(a)(xi).

“Transfer Agent” means VStock Transfer, LLC, the current transfer agent of the Company, with a mailing address of 18 Lafayette Place, Woodmere, New York 11590 and an email address of action@vstocktransfer.com, and any successor transfer agent of the Company.

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any share dividend, share split, recapitalization or other similar transactions during such period.

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Section 2. Payments.

(a) Payment of Interest. The Company shall pay interest (if any) to the Holder on the aggregate unconverted and then Outstanding Principal Amount of this Note (together with any other outstanding amounts owed to the Holder pursuant to the Transaction Documents) at the Applicable Rate, due and payable monthly, on the first Business Day of each calendar month and on the Maturity Date.

(b) Note Register. The Company shall establish and maintain a record of ownership (the “Note Register”) in which it agrees to register by book entry the Holders’ and each subsequent assignee’s name and address and the principal amounts (and stated interest) of Holder’s and each subsequent assignee’s interest in the Notes. Any of the Holders that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the participated Notes (the “Participant Register”); provided that the Holders shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any participant) to the Company except to the extent that such disclosure is necessary to establish that the applicable Note is in registered form under Treasury Regulations Section 5f.103-1(c). The entries in the Note Register and the Participant Register shall be conclusive absent manifest error. This Section 2(b) shall be construed so that the Notes are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code, and any related regulations (or any successor provisions of the Code or such regulations).

(c) Interest Calculations. Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed, consisting of twelve 30 calendar day periods, and shall accrue daily (but without compounding) commencing on the Original Issue Date until payment in full of the Outstanding Principal Amount of this Note, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made. Interest shall cease to accrue with respect to any principal amount converted, provided that, the Company actually delivers the Conversion Shares within the time period required by Section 4(c)(ii). Interest hereunder will be paid to the Person in whose name this Note is registered on the Note Register. The rates of interest under this Note are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Note.

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(d) Monthly Redemption.

(i) In addition to, and not in limitation of, the Holder’s rights under Section 4 of this Note, the Holder may, during each Monthly Redemption Conversion Period, convert the applicable Monthly Redemption Conversion Amount into Freely Tradable Conversion Shares (each a “Redemption Conversion”). During each Monthly Redemption Conversion Period, the Holder may submit one or more Conversion Notices to convert all or a portion of the Monthly Redemption Conversion Amount at the Redemption Conversion Price as of the Conversion Date. All conversions under this Section 2(d)(i) shall be effected in accordance with the provisions of Section 4 but using the Redemption Conversion Price in lieu of the Fixed Conversion Price. Each Conversion Notice shall specify the amount of the Monthly Redemption Conversion Amount to be converted and the Redemption Conversion Price. Each conversion pursuant to this Section 2(d)(i) shall be applied (a) first, to pay accrued interest as of the applicable Conversion Date (if any) and (b) second, to reduce other amounts owed pursuant to the Transaction Documents, and (c) third, to reduce the Outstanding Principal Amount included in such applicable Monthly Redemption Conversion Amount.

(ii) The Holder may, at any time prior to the expiration of a Monthly Redemption Conversion Period, defer all or any portion of the applicable Monthly Redemption Conversion Amount (“Deferred” and amount Deferred a “Deferral Amount”) to a later Monthly Redemption Conversion Period at its sole discretion, evidenced in writing (which may be by e-mail) in which case, the Deferral Amount shall be added to, and become part of, such subsequent Monthly Redemption Conversion Amount. In addition, the Company may, in its sole discretion, permit the Holder to increase any Monthly Redemption Conversion Amount to a greater amount, but not in excess of the Outstanding Value.

(iii) To the extent that (x) the Company would be prohibited from issuing shares of Common Stock pursuant this Section 2(d) due to the Exchange Cap (a “Redemption Default”) or (y) there is a Floor Price Condition, the Holder may require, at the Holder’s election by delivery of a written notice to the Company (which may be e-mail), the Company to redeem a portion of the Outstanding Value per Monthly Redemption Conversion Period in cash payments equal to the sum of (x) the Monthly Redemption Conversion Amount plus (y) a 7.5% payment premium in respect of each payment of the Monthly Redemption Conversion Amount (collectively, the “Cash Redemption Price”). The Company shall make each such redemption in cash by not later than the last Trading Day of the applicable Monthly Redemption Conversion Period for which the Holder has required such redemption.

(iv) Following the 75th calendar day anniversary of the Closing Date (as defined in the Purchase Agreement), if the Company is unable to issue Freely Tradable Conversion Shares (whether due to the Exchange Cap, any limitation under the applicable rules or regulations of the Principal Market, the lack of an effective Registration Statement, or other listing issues), the Company shall make monthly redemptions of the Outstanding Value of this Note in cash equal to the lesser of (x) $1,000,000 and (y) the entire Outstanding Value plus a redemption premium equal to 107.5% of the amount being redeemed (each, a “Monthly Cash Redemption”). The Company shall make each Monthly Cash Redemption in cash by not later than the last Trading Day of the applicable calendar month.

(e) Prepayment. Except as otherwise set forth herein, including Section 6(a), the Company may not prepay all or any part of this Note.

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(f) Application of Payments. All payments made under this Note shall be applied first to the payment of any fees or charges outstanding pursuant to the Transaction Documents, second to interest to the Holder on the aggregate unconverted and then Outstanding Principal Amount of this Note in accordance with the provisions hereof, third, to other amounts due and payable hereunder other than the Outstanding Principal Amount of this Note, and fourth, to the payment of the Outstanding Principal Amount of this Note, or in such other order as determined by the Holder in its reasonable discretion.

Section 3. Registration of Transfers and Exchanges.

(a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

(c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

(a) Voluntary Conversion. At any time, and from time to time, until this Note is no longer outstanding, the Outstanding Value of this Note shall, at the option of the Holder (subject to the conversion limitations set forth in Section 4(c)) be convertible, in whole or in part, into shares of Common Stock at the Fixed Conversion Price. The Holder shall effect conversions by delivering to the Company a Conversion Notice, the form of which is attached hereto as Annex A (each, a “Conversion Notice”), specifying therein the Outstanding Value of this Note to be converted, or with respect to a Redemption Conversion, the Monthly Redemption Conversion Amount to be converted, the applicable Conversion Price, and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is deemed delivered hereunder. No ink-original Conversion Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Conversion Notice form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire Outstanding Value of this Note has been so converted in which case the Holder shall surrender this Note as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the shares on the Share Delivery Date. Conversions hereunder shall have the effect of reducing the Outstanding Value of this Note in an amount equal to the applicable Outstanding Value converted. The Holder and the Company shall maintain records showing the Outstanding Value converted and the date of such conversion(s). In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

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(b) Intentionally Omitted.

(c) Mechanics of Conversion and Delivery of Conversion Shares.

(i) Conversion Shares Issuable Upon Conversion; Adjustment of Conversion Price. The number of Conversion Shares issuable upon a conversion pursuant to Section 2(d)(i), Section 4 and Section 8 hereunder shall be determined by the quotient obtained by dividing (x) the Outstanding Value of this Note to be converted by (y) the applicable Conversion Price. On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice with respect to a Redemption Conversion and with respect to Alternate Conversions pursuant to Section 8, if the applicable Redemption Conversion Price or Alternate Conversion Price is less than the “redemption conversion price”, or “alternate conversion price”, as applicable, specified on such Conversion Notice, the Holder may deliver an updated Conversion Notice to the Company correcting the Redemption Conversion Price or Alternate Conversion Price (and aggregate number of Conversion Shares to be issued) as specified in such Conversion Notice, provided, that if such updated Conversion Notice is not delivered to the Company on or prior to 9:30am, New York time on the Trading Day immediately following the applicable Conversion Date or Alternate Conversion Date, as applicable, the applicable Share Delivery Date shall be extended by one (1) Trading Day.

(ii) Delivery of Conversion Shares Upon Conversion. Not later than the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date or Alternate Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder the Conversion Shares which shall be Freely Tradable and free of restrictive legends representing the number of Conversion Shares being acquired upon the conversion of this Note. The Company shall deliver any Conversion Shares required to be delivered by the Company under this Section 4(c) electronically through the Depository Trust Company or another established clearing corporation performing similar functions. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Principal Market as in effect on the date of delivery of the Conversion Notice. To the extent that the delivery of Conversion Shares in connection with a Conversion Notice would result in the Holder exceeding the Beneficial Ownership Limitation, and the Holder does not elect in writing to withdraw, in whole, such Conversion Notice, the Company shall hold such Conversion Shares in abeyance for the benefit of the Holder until such time as such Conversion Notice may be satisfied without exceeding the Beneficial Ownership Limitation (with such calculations thereunder made as of the date such Conversion Notice was initially delivered to the Company).

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(iii) Failure to Deliver Conversion Shares. If, in the case of any Conversion Notice, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date (a “Conversion Failure”), the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such Conversion Notice, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.

(iv) Obligation Absolute. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In connection with the Holder’s conversion of amounts due under this Note in accordance with the terms of the Note, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 200% of the Outstanding Value of this Note which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion. Nothing in this Note shall limit a Holder’s right (1) to pursue actual damages, (2) lost profit resulting from or caused by the Company’s failure to honor any duly submitted conversion notice or its repudiation of its obligation to honor conversions in accordance with the terms of this Note or (3) declare an Event of Default pursuant to Section 8 for the Company’s failure to deliver Conversion Shares within the period specified herein. Without limiting the foregoing, the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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(v) Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such Conversion Shares by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.

(vi) Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, an aggregate number of shares of Common Stock equal to 150% of the aggregate number of shares issuable upon conversion of this Note in full at the prevailing Redemption Conversion Price without regard to any limitations on conversion (“Required Reserve Amount”). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable. The Company acknowledges and agrees that the purpose of this Section 4(c)(vi) is to ensure that Company may issue shares of Common Stock from time to time in accordance with the terms hereof and that the reservation of shares of Common Stock pursuant hereto is reasonable in light of the anticipated economic benefits expected by the Company and Holder from conversions of this Note by the Holder. The Company further understands that there are no limitations imposed by Holder on the Company’s ability to, any time, increase the number of its authorized and unissued shares of Common Stock and it is the sole responsibility of the Company to ensure that it has sufficient authorized and unissued shares of Common Stock to comply with its obligations hereunder and to take advantage of opportunities to raise capital from the sale of its securities to third parties. Accordingly, there shall be no presumption that Holder’s requirement that the Company adhere to this Section 4(c)(vi) causes Holder to have any control over the Company’s ability to dispose of authorized and unissued shares of Common Stock.

(vii) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share, however, the Company shall have no obligation to pay the Holder if such fraction multiplied by the Conversion Price is less than $1.00.

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(viii) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Conversion Notice and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

(d) Holder’s Conversion Limitations. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the applicable conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

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(e) Exchange Cap. The Company shall not issue any shares of Common Stock upon the conversion of this Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon exercise or conversion or otherwise pursuant to the terms of the Notes, the Warrants and the May Securities (each as defined in the Purchase Agreement) without breaching the Company’s obligations under the rules or regulations of the Principal Market, which number of shares is 12,256,260 shares of Common Stock (representing 19.99% of the total number of shares of Common Stock outstanding on the date of the May SPA (as defined in the Purchase Agreement)) (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the requisite approval of its stockholders to issue shares of Common Stock in excess of the Exchange Cap or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder. Until such approval or such written opinion is obtained, no Buyer shall be issued in the aggregate, upon conversion or exercise (as the case may be) of any Notes, Warrants or May Securities or otherwise pursuant to the terms thereof, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap as of the Original Issue Date multiplied by (ii) the quotient of (1) the original principal amount of Notes issued to such Buyer pursuant to the Purchase Agreement on the Closing Date (as defined in the Purchase Agreement) divided by (2) the aggregate original principal amount of all Notes issued to the Buyers pursuant to the Purchase Agreement on the Closing Date (with respect to each Buyer, the “Exchange Cap Allocation”). In the event that any Buyer shall sell or otherwise transfer any of such Buyer’s Notes, the transferee shall be allocated a pro rata portion of such Buyer’s Exchange Cap Allocation with respect to such portion of such Notes so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion and exercise in full of a Buyer’s Notes, the difference (if any) between such Buyer’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Buyer upon such Buyer’s conversion in full of such Notes shall be allocated to the respective Exchange Cap Allocations of the remaining Buyers on a pro rata basis in proportion to the shares of Common Stock underlying the Notes then held by each such Buyer.

Section 5. Adjustments.

(a) Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of shares of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the shares of Common Stock or any compulsory share exchange pursuant to which the shares of Common Stock are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a share or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such share or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share (assuming conversion at the Alternate Conversion Price for the Trading Day immediately prior to the occurrence of such Fundamental Transaction) that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(d) , the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d). For purposes of any such conversion, the determination of the Alternate Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of shares of Common Stock in such Fundamental Transaction, and the Company shall apportion the Alternate Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of shares of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of share capital of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of share capital (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of share capital, such number of shares of share capital and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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(b) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse share split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the shares of Common Stock, any shares of share capital of the Company, then the Fixed Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(c) Subsequent Equity Sales. If, at any time while this Note is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any shares of Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then the Fixed Conversion Price (such issuances, collectively, a “Dilutive Issuance”) (if the holder of the shares of Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Fixed Conversion Price, such issuance shall be deemed to have occurred for less than the Fixed Conversion Price on such date of the Dilutive Issuance), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Fixed Conversion Price shall be reduced (but never increased) to equal the lower of (a) the effective price per share of such Dilutive Issuance and (b) the lowest VWAP for the shares of Common Stock during the five (5) Trading Days following the consummation or announcement (if earlier) of such Dilutive Issuance (the lowest of (a) and (b), the “Base Fixed Conversion Price”). If the Company enters into a Variable Rate Transaction, despite the prohibition set forth in the Purchase Agreement, the Company shall be deemed to have issued shares of Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any shares of Common Stock or Common Stock Equivalents subject to this Section 5(c), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(c), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares for a conversion under Section 4(a) based upon the Base Fixed Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Fixed Conversion Price in the applicable Conversion Notice.

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(d) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note at the Alternate Conversion Price (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(e) Pro Rata Distributions. During such time as this Note is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note at the Alternate Conversion Price (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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(f) Voluntary Adjustment by Company. The Company may at any time during the term of this Note, with the prior written consent of the Holder reduce the then current Fixed Conversion Price or Redemption Conversion Price of each of the Notes to any amount and for any period of time deemed appropriate by the board of directors of the Company.

(g) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

(h) Notice to the Holder.

(i) Adjustment to Fixed Conversion Price. Whenever the Fixed Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Fixed Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the shares of Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the shares of Common Stock, (C) the Company shall authorize the granting to all holders of the shares of Common Stock of rights or warrants to subscribe for or purchase any shares of share capital of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the shares of Common Stock, any consolidation or merger to which the Company(and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the shares of Common Stock are converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the shares of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the shares of Common Stock of record shall be entitled to exchange their shares of the shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report Form 8-K. For the avoidance of doubt, the Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 6. Redemption.

(a) Optional Redemption at Election of Company. At any time after the date that is 40 Trading Days after the initial Registration Statement filed pursuant to the Registration Rights Agreement has been declared effective, and prior to the Maturity Date, provided that (i) no Event of Default then exists, (ii) on the Trading Day immediately preceding the Optional Redemption Notice Date the Closing Sale Price was not greater than the Fixed Conversion Price, and (iii) the Company is not in possession of any material, non-public information expected to positively impact the trading price of the Common Stock, the Company may deliver a written notice to the Holder (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem this Note for cash in an amount equal to the Outstanding Value multiplied by the Early Redemption Premium (the “Optional Redemption Amount”) on the 15th Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date”, such 15 Trading Day period, the “Optional Redemption Period” and such redemption, the “Optional Redemption”). The Optional Redemption Amount is payable in full on the Optional Redemption Date. Notwithstanding the foregoing, if the Closing Sale Price of the Common Stock exceeds the Fixed Conversion Price on any Trading Day during the Optional Redemption Period, the Optional Redemption Notice shall be deemed automatically revoked and of no further force or effect, and the Company shall not be permitted to consummate the Optional Redemption.

(b) Notice of a Change of Control Put Right. The Holder may require the Company to redeem (the “Change of Control Put Right”) all of the Outstanding Value of this Note at any time following the earlier of (a) the Company’s consummation of a Change of Control Transaction or (b) public announcement of such Change of Control Transaction until the 20th Trading Day following the latest of (x) the consummation of such Change of Control Transaction and (y) the public announcement of such Change of Control Transaction (the “Change of Control Put Period”) at a price payable in cash equal to the greater of (the “Change of Control Redemption Price”):

(i) The applicable Outstanding Value to be redeemed multiplied by the Early Redemption Premium; and

(ii) the product of (A) the applicable Outstanding Value to be redeemed and (B) the quotient obtained by dividing (1) the aggregate per-share consideration payable to holders of Common Stock in such Change of Control Transaction (with any non-cash consideration valued, in the case of publicly traded securities, at the highest Closing Sale Price thereof during the period from the Trading Day immediately prior to the public announcement of such Change of Control Transaction through the Trading Day immediately following consummation thereof), by (2) the Alternate Conversion Price then in effect.

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The Holder may exercise the Change of Control Put Right by delivering a written notice to the Company, at any time during the Change of Control Put Period , specifying that the Note is to be redeemed, and then the applicable Change of Control Redemption Price be due and payable in cash on the 3rd Trading Day following the Company’s receipt of such notice (“Change of Control Put Notice”). The Company shall, to the extent legally permissible and within the Company’s control, publicly announce any Change of Control Transaction at least 45 Trading Days prior to the consummation thereof, but, in any case, the Company shall make such announcement no later than 30 Trading Days prior to the consummation of the applicable Change of Control Transaction. Notwithstanding the foregoing until the Change of Control Redemption Price has been paid in full, the Outstanding Value subject to such redemption may be converted, in whole or in part, at the option of the Holder in accordance with this Note.

(c) Subsequent Placement Redemption Right. At any time from and after the earlier of (x) the date of the public announcement of a Placement (the “Holder Notice Date”) and (y) the time of consummation of a Placement (in each case, other than with respect to Excluded Securities and subject to exceptions under the Purchase Agreement) (each, an “Eligible Subsequent Placement”), the Holder shall have the right, in its sole discretion, to require that the Company redeem (each an “Subsequent Placement Optional Redemption”) all, or any portion, of the Outstanding Value under this Note at a price equal to the product of (a) the Early Redemption Premium multiplied by (b) the Outstanding Value being redeemed, not to exceed thirty percent (30%) of the gross proceeds from all Eligible Subsequent Placements (the “Eligible Subsequent Placement Optional Redemption Amount”) by delivering written notice thereof (an “Subsequent Placement Optional Redemption Notice”) to the Company. Notwithstanding the foregoing, if the Holder is participating in an Eligible Subsequent Placement, upon the written request of the Holder, the Company shall apply all, or any part, as set forth in such written request, of any amounts that would otherwise be payable to the Holder in such Subsequent Placement Optional Redemption, on a dollar-for-dollar basis, against the purchase price of the securities to be purchased by the Holder in such Eligible Subsequent Placement. Each Subsequent Placement Optional Redemption Notice shall indicate that all, or such applicable portion, as set forth in the applicable Subsequent Placement Optional Redemption Notice, of the Eligible Subsequent Placement Optional Redemption Amount the Holder is electing to have redeemed (the “Subsequent Placement Optional Redemption Amount”) and the date of such Subsequent Placement Optional Redemption (the “Subsequent Placement Optional Redemption Date”), which shall be the date of the consummation of such Eligible Subsequent Placement. The portion of the Outstanding Value of this Note subject to redemption pursuant to this Section 6(c) shall be redeemed by the Company in cash at a price equal to the Subsequent Placement Optional Redemption Amount (or applicable portion thereof) (the “Subsequent Placement Optional Redemption Price”). For purposes of this Section 6(c), “Placement” shall have the meaning set forth in the Purchase Agreement and shall include, without limitation, any sales of shares of Common Stock pursuant to an ATM Program (as defined in the Purchase Agreement), and the gross proceeds from any such ATM Program sales shall be included in calculating the Eligible Subsequent Placement Optional Redemption Amount.

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Section 7. Covenants.

(a) Affirmative Covenants. As long as any portion of this Note remains outstanding, the Company shall, and shall cause its Subsidiaries to:

(i) The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve (except where otherwise permitted hereunder), all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder except where such failure would not individually or in the aggregate, have a Material Adverse Effect on the Company or any of its Subsidiaries;

(ii) The Company will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property Rights of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect. Without limiting the foregoing, the Company shall at all times maintain directors’ and officers’ liability insurance coverage in an aggregate amount of not less than $5,000,000, with insurers of recognized financial responsibility;

(iii) The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated (including, without limitation, and for the avoidance of doubt, director’s and officer’s insurance of ($5,000,000);

(iv) The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect on the Company or any of its Subsidiaries);

(v) The Company shall and shall cause each of its Subsidiaries to (a) comply with all laws applicable to it and its business and its obligations under its contracts and agreements, in each case, in all material respects and (b) maintain in effect and enforce policies and procedures reasonably designed to achieve compliance in all material respects by the Company and its directors, officers, employees and agents with anti-corruption laws, anti-terrorism laws, and applicable sanctions;

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(b) Negative Covenants. As long as any portion of this Note remains outstanding, the Company shall not, and shall not permit its Subsidiaries to, directly or indirectly:

(i) Other than Permitted Indebtedness, except with the prior written consent of the Collateral Agent the Company shall not and shall cause each of its Subsidiaries to not enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness of any kind.

(ii) Other than Permitted Liens, prior to all outstanding amounts under the Notes being repaid, converted or otherwise satisfied in full, the Company shall not and shall cause each of its Subsidiaries to not enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom without the prior written consent of the Holder.

(iii) The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or Cash Equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Note and Permitted Indebtedness) whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness.

(iv) The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem or repurchase any shares of Common Stock or other equity securities or declare or pay any cash dividend or distribution out of its capital;

(v) The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary, owned or hereafter acquired whether in a single transaction or a series of related transactions, other than Permitted Dispositions.

(vi) The Company shall not, and the Company shall cause each of its Subsidiaries to not make or hold any Investments other than: (a) Investments existing on the date of the Purchase Agreement and that are disclosed in the Company’s financial statements included in its most recent periodic report filed with the Commission, (b) Investments in cash and Cash Equivalents, (c) Investments in Subsidiaries that have executed and delivered the Security Documents reasonably satisfactory to the Collateral Agent to the Collateral Agent; (d) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Company’s business; (e) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers in the ordinary course of business and consistent with past practice, provided that this clause (e) shall not apply to Investments of the Company in any Subsidiary thereof; (f) Investments consisting of (i) loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of share capital of the Company pursuant to employee share purchase plans or other similar agreements approved by the Company’s Board of Directors and (ii) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business; provided that the aggregate of all such loans outstanding may not exceed $50,000 at any time; (g) extensions of credit to customers or advances, deposits or payment to or with suppliers, lessors or utilities or for workers’ compensation, in each case, that are incurred in the ordinary course of business; (h) other Investments that do not exceed $1,000,000 in the aggregate per calendar year; and (i) other Investments in which the Collateral Agent is given a perfected, first priority security interest.

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(vii) The Company shall not and shall cause each of its Subsidiaries to not enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

(viii) The Company shall not and shall cause each of its Subsidiaries to not form, establish or acquire any new Subsidiary unless such new Subsidiary executes and delivers the Security Documents to the Collateral Agent in a form reasonably satisfactory to the Collateral Agent, promptly thereupon;

(ix) The Company shall not enter into any business, directly or indirectly, except for those businesses in which the Company is engaged on the date of this Note or that are reasonably related or ancillary thereto or that provide strategic opportunity for the Company at the Company’s discretion;

(x) The Company shall not maintain any deposit account or securities account that is not subject to a perfected, first priority security interest in such account;

(xi) The Company will remain registered under Section 12(b) of Exchange Act and timely file with the Commission all reports required under the Exchange Act, the Securities Act or other applicable securities law.

(c) Minimum Cash Covenant. The Company’s Available Cash on the last day of each calendar quarter shall be greater than or equal to the product (expressed as a positive number) of (x) 1.0 and (y) the Average Cash Burn. In any case, Available Cash shall never be less than $500,000 at any time. The Company will file a Report on Form 8-K with the Commission disclosing such breach no later than four (4) Trading Day after the occurrence of such breach and provide simultaneous written notice thereof to the Holder.

Section 8. Events of Default.

(a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of all or any portion of the Outstanding Value or any other amounts owed pursuant to this Note or any other Transaction Document when the same becomes due and payable in accordance with the terms of this Note or such Transaction Document, including, without limitation, any payment pursuant to Section 2(d)(iii);

(ii) the Company or any Subsidiary shall fail to observe or perform any covenant or agreement contained in this Note or in any Transaction Document, which failure is not cured, if possible to cure, within the specified cure period and if not specified, the earlier to occur of ten (10) Trading Days after (A) notice of such failure sent by a Holder to the Company and (B) the Company has become or should have become aware of such failure (the “Cure Period”);

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(iii) any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

(iv) the Company or any Subsidiary shall be subject to a Bankruptcy Event;

(v) the Company or any Subsidiary shall default on any of its obligations under any Indebtedness, that (a) involves an obligation greater than $500,000, whether such Indebtedness now exists or shall hereafter be created, and (b) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(vi) following the earlier of (i) the Effectiveness Deadline, (ii) the date on which the Initial Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the Commission, and (iii) the date the Conversion Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, the Company shall fail for any reason to deliver Freely Tradable Conversion Shares prior to the 5th Trading Day after a the Share Delivery Date or, immediately, if the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof;

(vii) the occurrence of more than three (3) Conversion Failures;

(viii) the electronic transfer by the Company of shares of Common Stock through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill” and such failure remains uncured after the Cure Period;

(ix) any Transaction Document shall for any reason fail or cease to create a valid Lien on the collateral described therein in favor of the Collateral Agent, or any material provision of any Transaction Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the applicable Subsidiary, the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company, any Subsidiary or any Governmental Authority having jurisdiction over the Company or any such Subsidiary, seeking to establish the invalidity or unenforceability thereof, and such failure is not cured, if possible to cure, within the Cure Period;

(x) any Material Adverse Effect occurs;

(xi) (A) the suspension from trading or the failure of the shares of Common Stock to be listed on a Trading Market for a period of 5 consecutive Trading Days or (B) the threatened failure of the shares of Common Stock to be listed on a Trading Market if such failure is not cured 45 Trading Days prior to the deadline set by such Trading Market (each of (A) and (B), a “Trading Market Default”);

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(xii) one or more judgments, orders, or decrees for the payment of money in excess of $500,000 in the aggregate (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment, order, or decree and has not disputed coverage) shall be rendered against the Company or any of its Subsidiaries and remain undischarged, unvacated, unbonded, or unstayed pending appeal for a period of sixty (60) consecutive days;

(xiii) the failure of the applicable Registration Statement (as defined in the Registration Rights Agreement) to be filed with the Commission within five (5) days after the applicable Filing Date (as defined under the Registration Rights Agreement) or to be declared effective by the Commission within five (5) days after the applicable Effectiveness Deadline, in each case as set forth in the Registration Rights Agreement;

(xiv) at any time that the applicable Registration Statement is required to be maintained effective pursuant to the Registration Rights Agreement, the effectiveness thereof lapses for any reason (including, without limitation, the issuance of a stop order) or such Registration Statement (or the prospectus contained therein) is unavailable for the resale of all Registrable Securities (as defined under the Registration Rights Agreement) by the Holder in accordance with the Registration Rights Agreement, and such lapse or unavailability continues for five (5) consecutive days or more than an aggregate of ten (10) days in any 365-day period (excluding any allowable grace period under the Registration Rights Agreement); or

(xv) if Jolie Kahn, the Company’s Chief Executive Officer, ceases to be the Chief Executive Officer.

(b) Remedies Upon Event of Default.

(i) Upon the occurrence of any Event of Default and until the date that is thirty (30) Trading Days following the date such Event of Default is cured (the “Event of Default Redemption Right Period”), this Note shall become, at the Required Holder’s election, immediately due and payable in cash equal to (i) the Outstanding Value of this Note to be redeemed multiplied by (ii) 125% (the “Event of Default Redemption Amount”); provided that such acceleration shall be automatic, without any notice or other action of the Required Holders, in respect of an Event of Default occurring pursuant to Section 8(a)(iv). Commencing on the occurrence and continuance of any Event of Default, the interest rate on the Outstanding Value of this Note shall be 12% per annum. Interest shall accrue daily from the occurrence of an Event of Default and shall cease upon the cure of such Event of Default and shall be calculated based on a 360-day year and the actual number of days elapsed, to the extent permitted by applicable law. Interest hereunder will be paid to the Person in whose name this Note is registered in the Note Register. Upon the payment in full of the amount owing set forth above, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law and applying such funds to this Note. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. In addition, upon the occurrence of an Event of Default pursuant to Section 8(a)(vi), the Holder shall be entitled to an amount in cash equal to the product of (a) the undelivered Freely Tradable Conversion Shares that should have been delivered to the Holder pursuant to the applicable Conversion Notice (including any Conversion Shares issuable under a Conversion Notice held in abeyance pursuant to Section 4(c)(ii)) but for such Event of Default multiplied by (b) the greatest VWAP of the shares of Common Stock on any Trading Day during the period commencing on the Conversion Date applicable to such undelivered Freely Tradable Conversion Shares and ending on the date the Company makes the entire payment required to be made under this Section 8(b). For the avoidance of doubt, during the Event of Default Redemption Right Period, the Holder may convert the Event of Default Redemption Amount into Conversion Shares, in whole or in part and from time to time, by submitting a Conversion Notice in accordance with Section 4 using the Alternate Conversion Price in lieu of the Fixed Conversion Price (each conversion an “Alternate Conversion” and each day on which the Holder effects an Alternate Conversion, an “Alternate Conversion Date”).

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(ii) Notice. Upon the occurrence and continuation of an Event of Default with respect to this Note, the Company shall within two (2) Business Days of the Company becoming aware of such Event of Default deliver written notice thereof to the Holder via electronic mail to the Holder.

Section 9. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address or address of the Holder appearing on the books of the Company, or if no such email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

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(c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(e) Waiver. Any waiver by the Company or the Required Holders of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Required Holders to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Required Holders must be in writing. Any provision of this Note may be waived by the Required Holders, which waiver shall be binding on all of the Holders of the Note and their successors and assigns. Any provision of this Note may be amended by a written instrument executed by the Company and the Required Holders, which amendment shall be binding on all of the Holders of the Notes and their successors and assigns.

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(f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

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(j) Secured Obligation. The obligations of the Company under this Note are secured by the collateral pursuant to the Security Documents.

Section 10. Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within the time required by the rules and regulations of Commission, but in no event within two (2) Trading Days, publicly disclose such material, nonpublic information on a Current Report 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

Section 11. Certain Tax Matters. All payments to be made by the Company under this Note (whether in cash or in shares of Common Stock) shall be made without any Tax Deduction (as defined below) unless a Tax Deduction is required by law. The Company shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Holder accordingly. If a Tax Deduction is required by law to be made by the Company, the amount of the payment due from the Company under this Note shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due under this Note if no Tax Deduction had been required; provided, however, no such increase is required to the extent any holder changes its residency for tax purposes or assigns or transfers its rights and obligations pursuant to this Note and such action leads to the imposition of Tax Deduction on payment that would not have been imposed in the absence of such action or an increase in such liability above the liability that would have been imposed in the absence of such action. If the Company is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Company shall deliver to the Holder evidence reasonably satisfactory to the Holder that the Tax Deduction has been made and that any appropriate payment has been paid to the relevant taxing authority. For greater certainty, (i) this Section 11 applies to all payments, whether in the form of cash, shares of Common Stock or otherwise, made under this Note, and (ii) the Company is obligated to indemnify the Holder pursuant to this Section 11 in the event that a Tax Deduction is required in respect of any payment to be made to the Holder under this Note and the Company and/or its Subsidiaries fail to comply with this Section 11. For purposes of this Section 11, “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) and “Tax Deduction” means any deduction or withholding for or on account of any Tax.

*********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

FINGERMOTION, INC.

By:
Name:	Jolie Kahn
Title:	Chief Executive Officer

ANNEX A

The undersigned hereby elects to convert $_________ of [Monthly Redemption Conversion Amount]/[Outstanding Value] under the Senior Secured Convertible Note due August 16, 2027 (the “Note”) of FingerMotion, Inc., a Delaware corporation (the “Company”), into shares of Common Stock (the “Conversion Shares”) of the Company according to the conditions of the Note, as of the date written below. If Conversion Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Conversion Notice, the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4(d) of the Note, as determined in accordance with Section 13(d) of the Exchange Act.

Conversion Date: ______________

Amount of Note to be Converted (Monthly Redemption Conversion Amount or Outstanding Value): $______________

Applicable Conversion Price (Fixed Conversion Price / Redemption Conversion Price / Alternate Conversion Price): $______________

Number of Conversion Shares to be issued: ______________

Signature: ______________

Name: ______________

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No: ______________

Account No: ______________